EXHIBIT 23












                                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Mark IV Industries, Inc. on Form S-8 of our report dated March 29, 1994, on our audits of the consolidated financial statements and financial statement schedules of Mark IV Industries, Inc. as of February 28, 1994 and 1993, and for each of the three fiscal years in the period ended February 28, 1994, which reports are included in the Annual Report on Form 10-K.





                                       COOPERS & LYBRAND








Rochester, New York
May 23, 1994